UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 8, 2012
Date of Earliest Event Reported:  March 7, 2012

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11419 Sunset Hills Road, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on March 7, 2012, our shareholders voted as follows:

(a)	To elect Richard A. Montoni, Raymond B. Ruddy and Wellington E. Webb as Class III Directors of the Company for a three-year term.

Nominee	Total Votes For	Total Votes Withheld
Richard A. Montoni	30,791,931	694,337
Raymond B. Ruddy	29,316,561	2,169,707
Wellington E. Webb	31,252,878	233,390

Russell A. Beliveau, John J. Haley, Paul R. Lederer, Peter B. Pond, Marilyn R. Seymann and James R. Thompson, Jr. continued their terms in office after the meeting.

(b)	To approve the Company’s Annual Management Bonus Plan which is intended to satisfy the tax deduction requirements of Internal Revenue Code Section 162(m).

Total Votes For	30,699,119
Total Votes Against	784,859
Abstentions	2,290

(c)	To approve the Company’s 2011 Equity Incentive Plan and, in order to satisfy Internal Revenue Code Section 162(m), the performance goals thereunder.

Total Votes For	28,218,950
Total Votes Against	3,264,678
Abstentions	2,640

(d)
To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Company’s Proxy Statement (“Say-on-Pay”).

Total Votes For	28,883,838
Total Votes Against	2,597,700
Abstentions	4,730

(e)	To ratify the appointment of Ernst & Young LLP as our independent public accountants for our 2012 fiscal year.

Total Votes For	31,835,098
Total Votes Against	526,178
Abstentions	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: March 8, 2012	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary